Exhibit 16(i) under Form N-1A
 Exhibit 99 Under Item 601/Reg. S-K


FUND NAME:  TOWER CAPITAL APPRECIATION FUND
COMPUTATION OF SEC YIELD
AS OF:  FEBRUARY 28, 1989


DIVIDEND AND/OR INTEREST INCOME
FOR THE 30 DAYS ENDED FEBRUARY 28, 1989           $38,434.00

NET EXPENSES FOR THE PERIOD                  $6,747.00

AVG DAILY SHARES OUTSTANDING AND
ENTITLED TO RECEIVE DIVIDENDS                908,671.000

MAXIMUM OFFERING PRICE PER SHARE AS OF       $10.88
FEBRUARY 28, 1989

UNDISTRIBUTED NET INCOME                $0.0400


YIELD =2[($38,434.00 - $6,747.00)+1)^6-1]=
      908,671.000*(10.88-0.04                3.89%
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DECLARED: QUARTERLY Schedule for Computation      FUND:     TOWER CAPITAL APPRECIATION FUND
PAID:          QUARTERLY of Fund Performance Data      Performance SINCE INCEPTION ending 2-28-89
                                                  FYE: FEBRUARY 28
                    -------------------------

                      Average Total Return
SINCE INCEPTION Ending 2-28-89
Initial Investment of:             $1,000.00 on   10-14-88
Offering Price/Share =           $10.65
NAV =                            $10.17



          BEGINNING                      REINVESTMENT  ENDING                TOTAL
REINVESTMENT          PERIOD   DIVIDEND CAPITAL GAIN   PRICE     PERIOD    PERIOD END     INVESTMENT
    DATES                SHARE BASE   PER SHARE PER SHARE   PER SHARE SHARE BASE     PRICE     VALUE
-------------  -----------  -----------  ----------------  ------------  ----------  -----------  ----------

14-Oct-88           93.897    0.000200000      0.00000  $10.17   93.897    $10.17    $954.93
18-Oct-88           93.897    0.167908000      0.00000  $10.01   95.472    $10.01    $955.67
14-Nov-88           95.472    0.070552000      0.00000  $10.00   96.145    $10.00    $961.45
27-Dec-88           96.145    0.032300000      0.00000  $10.06   96.45     $10.06    $970.33
28-Feb-89           96.454    0.000000000      0.00000 $10.39    96.454    $10.39    $1,002.16
$1,000 (1+T) = Ending Redeemable Value
          T  =                0.22%

[(1+T)1/1.34] 4 = Average Annual Total Return (A)
      A =           0.57%

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